                                                FILED PURSUANT TO RULE 424(b)(3)
                                            REGISTRATION STATEMENT NO. 333-66078

         PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED NOVEMBER 2, 2001
                                       OF
                              CALPINE CORPORATION
                                  RELATING TO
                      RESALES BY SELLING SECURITY HOLDERS
                                       OF
             ZERO-COUPON CONVERTIBLE DEBENTURES DUE APRIL 30, 2021

     The Prospectus dated November 2, 2001, as supplemented hereto (the "Prospectus"), relating to resales by selling security holders of Calpine Corporation's Zero-Coupon Convertible Debentures Due April 30, 2021 is hereby supplemented by amending the "Selling Holders" section on pages 21-24 thereof by inserting the following as new selling security holders in the appropriate alphabetical location:

                                                                                          AGGREGATE
                                                    AGGREGATE                          PRINCIPAL AMOUNT
                                                 PRINCIPAL AMOUNT      AGGREGATE        OF DEBENTURES
                                                  OF DEBENTURES     PRINCIPAL AMOUNT     BENEFICIALLY
                                                  OWNED PRIOR TO     OF DEBENTURES       OWNED AFTER
SELLING HOLDER                                     THE OFFERING      BEING OFFERED       THE OFFERING
--------------                                   ----------------   ----------------   ----------------
Catequil Overseas Partners Ltd.................     $3,000,000         $3,000,000             $0

                            ------------------------

                   Prospectus Supplement dated March 22, 2002